[Letterhead of Richards, Layton & Finger P.A.]


                                                                     Exhibit 5.1





                                February 5, 2002



Allegheny Capital Trust I
Allegheny Capital Trust II
Allegheny Capital Trust III
c/o Allegheny Energy, Inc.
10435 Downsville Pike
Hagerstown, Maryland  21740


                  Re: Allegheny Capital Trust I, Allegheny Capital Trust II and Allegheny Capital Trust III
                           -----------------------------------------------------

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for Allegheny Energy, Inc., a Maryland corporation (the "Company"), Allegheny Capital Trust I, a Delaware business trust ("Trust I"), Allegheny Capital Trust II, a Delaware business trust ("Trust II"), and Allegheny Capital Trust III, a Delaware business trust ("Trust III") (Trust I, Trust II and Trust III are hereinafter collectively referred to as the "Trusts" and sometimes hereinafter individually referred to as a "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

                  (a) The Certificate of Trust of Trust I, dated January 31, 2002, as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on January 31, 2002;

                  (b) The Certificate of Trust of Trust II, dated January 31, 2002, as filed with the Secretary of State on January 31, 2002;
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Allegheny Capital Trust I
Allegheny Capital Trust II
Allegheny Capital Trust III
February 5, 2002
Page 2


                  (c) The Certificate of Trust of Trust III, dated January 31, 2002, as filed with the Secretary of State on January 31, 2002;

                  (d) The Declaration of Trust of Trust I, dated as of January 31, 2002, between the Company and the trustees of Trust I named therein;

                  (e) The Declaration of Trust of Trust II, dated as of January 31, 2002, between the Company and the trustees of Trust II named therein;

                  (f) The Declaration of Trust of Trust III, dated as of January 31, 2002, between the Company and the trustees of Trust III named therein;

                  (g) The Registration Statement (the "Registration Statement") on Form S-3, including a prospectus (the "Prospectus"), relating to the Preferred Securities of the Trusts representing preferred undivided beneficial interests in the assets of the Trusts (each, a "Trust Preferred Security" and collectively, the "Trust Preferred Securities"), to be filed by the Company and the Trusts with the Securities and Exchange Commission on or about February 5, 2002;

                  (h) A form of Amended and Restated Declaration of Trust for each of the Trusts, to be entered into between the Company, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust (including Annex I and Exhibits A-1 and A-2 thereto) (collectively, the "Trust Agreements" and individually, a "Trust Agreement"), attached as an exhibit to the Registration Statement; and

                  (i) A Certificate of Good Standing for each of the Trusts, dated February 5, 2002, obtained from the Secretary of State.

                  Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements.

                  For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (i) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

Allegheny Capital Trust I
Allegheny Capital Trust II
Allegheny Capital Trust III
February 5, 2002
Page 3


                  With respect to all documents examined by us, we have assumed
(i) the authenticity of all documents submitted to us as authentic originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion, we have assumed (i) that each of the Trust Agreements and the Certificates of Trust are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) except with respect to each Trust, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) except with respect to each Trust, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Trust Preferred Security is to be issued by the Trusts (collectively, the "Trust Preferred Security Holders") of a Trust Preferred Security Certificate for such Trust Preferred Security and the payment for such Trust Preferred Security, in accordance with the Trust Agreements and the Registration Statement, and (vii) that the Trust Preferred Securities are issued and sold to the Trust Preferred Security Holders in accordance with the Trust Agreements and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

                  This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

                  Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. Each of the Trusts has been duly created and is validly existing in good standing as a business trust under the Business Trust Act.

                  2. The Trust Preferred Securities of each Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the applicable Trust.

                  3. The Trust Preferred Security Holders, as beneficial owners of the applicable Trust, will be entitled to the same limitation of personal liability extended to
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Allegheny Capital Trust I
Allegheny Capital Trust II
Allegheny Capital Trust III
February 5, 2002
Page 4











stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Trust Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreements.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Validity of Securities" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.

                                                Very truly yours,



                                             /s/ RICHARDS, LAYTON & FINGER P.A.


CDK